SUB-ITEM 77Q3

GOVERNMENT & AGENCY PORTFOLIO

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.



FOR PERIOD ENDING: 2/28/2009
File Number: 811-02729
SERIES NO.:  8

72DD 1 Total income dividends for which record date passed during the period
       Institutional                                  $28,868
     2 Dividends for a second class of open end company shares
       Private                                        $ 2,362
       Personal                                       $    88
       Cash Management                                $ 8,244
       Reserve                                        $   266
       Resource                                       $ 2,803
       Corporate                                      $ 3,564

73A. 1 Dividends from net invesment income
       Institutional                                    0.0076
     2 Dividends for a second class of open end company shares
       Private                                          0.0058
       Personal                                         0.0044
       Cash Management                                  0.0071
       Reserve                                          0.0030
       Resource                                         0.0067
       Corporate                                        0.0074

74U. 1 Number of shares outstanding (000's omitted)
       Institutional                                 8,808,469
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Private                                         575,287
       Personal                                         20,360
       Cash Management                               1,565,428
       Reserve                                         153,036
       Resource                                        725,723
       Corporate                                     1,929,054

74V. 1  Net asset value per share (to nearest cent)
       Institutional                                     $1.00
     2 Net asset value per share of a second class of open-end company shares (to nearest cent)
       Private                                           $1.00
       Personal                                          $1.00
       Cash Management                                   $1.00
       Reserve                                           $1.00
       Resource                                          $1.00
       Corporate                                         $1.00